UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 11, 2012

NBTY, Inc.

 (Exact Name of Registrant as Specified in Charter)

333-172973

(Commission File Number)

DELAWARE	11-2228617
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York	11779
(Address of Principal Executive Offices)	(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.                                    Regulation FD Disclosure.

On October 11, 2012, NBTY, Inc. (the “Company”) announced that its parent company, Alphabet Holding Company, Inc. (“Holdings”), intends to issue and sell contingent cash pay senior notes (the “Notes”) in a private placement, in an aggregate principal amount of $500 million, subject to revisions based on market conditions at the time of the offering.  Additional details are discussed in the associated press release, a copy of which is attached as Exhibit 99.1.

In addition, the Company has provided updated disclosure in the preliminary offering memorandum relating to the Notes as follows:

Competitive Strengths

We believe the following competitive strengths have been instrumental to our success and position us for future growth.

Leading Global Vitamins, Minerals, Herbs and Supplements Company. We are the leading vitamins, minerals, herbs and supplements company in the U.S. and have a strong, growing position in the global VMHS industry, which is estimated to be approximately $84.5 billion in annual sales in 2010.  We hold leading positions in each of our four business segments:

•                  the leading wholesale manufacturer of both branded and private label VMHS products in the U.S., with an extensive portfolio of leading brands, including some of the most recognized names in the industry, such as Nature’s Bounty®, Osteo Bi-Flex®, Pure Protein®, Body Fortress®, Sundown®, MET-Rx® and Ester-C®, sold through over 100,000 doors worldwide;

•                  the leading VMHS specialty retailer in the U.K., principally through the Holland & Barrett banner, which is a household name in the U.K., with strategic “High Street” locations in major cities and towns across the U.K;

•                  a leading retailer in the direct response channel in the U.S., principally via the Puritan’s Pride® website and catalog, with its websites having approximately 1.2 million unique visitors per month and a customer base of approximately 1.6 million active users; and

•                  a leading specialty retailer in North America through 430 Vitamin World stores in the U.S.

In the wholesale segment, we have a leading and growing presence in several key sub-categories of the VMHS industry. Our brands have strong levels of consumer awareness and hold leading positions in their respective retail channels, categories and geographies.

Well-Positioned in an Industry with Strong Fundamentals and Favorable Long-Term Secular Trends. According to industry reports, the global VMHS industry grew at a CAGR of 5.7% from 2001 to 2010 and is projected to grow at a CAGR of 6.7% from 2011 to 2016. The U.S. VMHS industry, which according to industry reports was approximately $30 billion in 2011, comprised 33% of global VMHS sales in 2010 and grew at a CAGR of 5.2% from 2001 to 2011. The U.S. industry is projected to grow from 2012 to 2020 at a CAGR of 6.5%. The category has been recession-resistant, with no single year of domestic growth below 3.0% in the last ten years.

Industry growth over the past several years can be attributed to several favorable secular trends, which are expected to continue to drive stable industry growth going forward:

•                  Focus on Health and Wellness. The VMHS industry is expected to continue to benefit from a shift in consumer behavior as consumers increasingly embrace health and wellness as part of their daily lifestyles. Rising obesity rates and increased media attention on this issue have contributed to greater health consciousness among consumers and increased use of nutritional supplements.

•                  Favorable Demographic Trends. The overall population in the U.S. is expected to grow at a CAGR of 0.8% from 2010 to 2015. In addition, the population aged 55 to 64 is expected to grow at a CAGR of 2.2% from 2010 to 2015, and the population aged 65+ is expected to grow at a CAGR of 3.0% over the same time period, according to the U.S. Census Bureau. According to industry reports, the demographic aged 55 and over constitutes the heaviest users of VMHS products and increasingly relies on these products to help mitigate the aging process and to help improve their overall health.

•                  Increasing Awareness. We believe that awareness of the benefits of nutritional supplements are becoming more prevalent and driving increased use of VMHS products among consumers. According to the industry reports, over 20% of the U.S. adult population, or 47 million people, were regular or heavy users of vitamins in 2011.

•                  Rising Healthcare Costs. Healthcare expenditures as a percentage of the U.S. Gross Domestic Product increased from 13.5% in 1998 to 17.9% in 2011. Due to the rising costs of medical care and health insurance, we believe consumers are increasingly turning to vitamins and nutritional supplements as a preventative measure to improve their overall health and save on healthcare expenditures.

The VMHS industry is comprised of players that tend to be highly fragmented in terms of both geographic coverage and product offerings, and competition in the industry is based primarily on price, quality and assortment of products, customer service and ability to innovate. Given our significant scale and broad scope relative to our competition, innovation capabilities, high-quality manufacturing and vertical integration, we believe that we are well-positioned to capitalize on the industry’s favorable long-term secular trends and gain share.

Diversified Product, Geographic and Channel Mix. We market a diverse product portfolio of over 25,000 SKUs across multiple well-known brands. Our product offerings cover a wide range of VMHS categories across the value spectrum, uniquely positioning us to appeal to a wide demographic, mitigating the risk of a shift in consumer demands and providing a stable base of revenues and cash flow.

Our products are currently sold in over 80 countries. International sales contributed 37% to our total net sales for the twelve-month period ended June 30, 2012, and such sales are expected to contribute a higher percentage of overall sales going forward as we increase our presence internationally. The Wholesale segment sells products globally. Although primarily operating in the U.K., the European Retail segment also has stores in Ireland, the Netherlands, Singapore, Cyprus, Malta and United Arab Emirates. The Direct Response segment currently has four active websites in three different languages.

We sell products through four distinct distribution channels: wholesale distribution to third-party retailers, company-owned and franchised retail stores in Europe, company-owned retail stores in the U.S. and the internet and catalogs. Through our wholesale operations, we supply leading branded and private label products to virtually every major U.S. retailer that offers VMHS products and are present in over 100,000 doors worldwide. As of June 30, 2012, our European retail operations included 676 Holland & Barrett stores, 189 Julian Graves stores, which have subsequently been placed into UK

Administration and closed, 51 GNC (UK) stores, 42 Nature’s Way stores in Ireland and 106 De Tuinen stores in the Netherlands. As of June 30, 2012, our North American retail operations included 430 Vitamin World retail stores throughout the United States, including Puerto Rico, Guam and the U.S. Virgin Islands, primarily in regional and outlet malls, and 80 Le Naturiste retail stores throughout Canada, which have been recently sold. We also sell directly to over 1.6 million active users through our websites and mail-order catalogs.

Long-Standing, Well-Established Relationships with Key Wholesale Customers. We believe our leading reputation for high-quality manufacturing and regulatory compliance, superior customer service, deep industry knowledge and broad product offering have facilitated strong relationships with our key customers, which include Wal-Mart, Costco, CVS, Walgreens, Kroger and Target. The length of our relationships with those key customers exceeds 15 years on average. We serve as Category Captain or Validator for 18 of the top 25 U.S. retailers, including CVS, Kroger, Rite Aid, Safeway and Publix.

We have cultivated an organizational culture that places strong emphasis on adhering to high quality control and assurance standards, while providing superior customer service and high fulfillment rates. We provide our wholesale customers with valuable market insights gleaned through our direct-to-consumer businesses, which offer us a deep connection to the consumer base and allow us to detect and capitalize on new product trends proactively. Our wholesale customers value this knowledge as they gain early access to key consumer trends and an ability to gauge product acceptance from our retail and direct response businesses before merchandising in their own stores. With the ability to provide both branded and private label products across the value spectrum, we believe we are one of a limited number of companies able to supply an assortment of high-quality products across categories that appeal to a wide range of retail customers and consumers—a key distinction among competitors. Finally, we market individual brands principally within each channel to eliminate potential channel conflict.

Unique Vertically Integrated Multi-Channel Business Model. We have fully integrated all aspects of supply chain management into our operations, including raw material sourcing, formulating and manufacturing products, packaging, and distributing products through retail channels, the internet and catalogs. Our multi-channel distribution strategy, in conjunction with our vertically integrated business model, is a strong asset and significant competitive advantage. We enjoy significant speed-to-market for new products through an efficient approach to new product innovation, an important competitive differentiator, as innovation is a key driver of growth in the VMHS industry. We utilize the knowledge of new product trends gained from the direct-to-consumer channels and leverage our flexible manufacturing capabilities and strong supplier relationships to bring new products to the market quickly and minimize research and development (“R&D”) spend. Our ability to manufacture and merchandise new products rapidly—in as little as four weeks in some instances—allows us to take advantage of innovations and drive retail sales. Additionally, our retail and direct response operations serve a valuable role in educating new consumers on the benefits of vitamins and supplements, which the FDM channel cannot do as effectively on its own.

Industry-Leading Manufacturing Expertise. We are an industry leading, low-cost manufacturer of vitamins and nutritional supplements, and operate 22 manufacturing facilities in the U.S., Canada, the U.K. and China, with approximately 5.4 million square feet of manufacturing, packaging, warehousing and distribution space and total current annual production capacity of approximately 70 billion tablets, capsules and softgels. We design our operating facilities to achieve low-cost manufacturing through long production runs. Further, our manufacturing facilities maintain flexible production line changeover capabilities to meet high fulfillment rates, accommodate changing demand for new products and bring products to market quickly. We have significant economies of scale, which enables us to procure high-quality raw materials at attractive prices, maintain high quality standards and lower manufacturing costs.

We have made significant capital investments in recent years to improve economies of scale and reduce manufacturing costs.

We maintain our reputation for quality through adherence to high standards of quality control. Our team of approximately 480 quality control professionals manage product quality through every step of the supply chain: a strict qualification process is adopted for ingredient supplier selection (up to three months to qualify a new supplier), and ingredients are subject to significant testing throughout the manufacturing and packaging process. All our domestic manufacturing operations are subject to GMPs promulgated by the FDA and other applicable regulatory standards. We are subject to similar regulations and standards in Canada, the U.K. and China. Our industry-leading facilities have been frequently recognized for their excellence, as demonstrated by our many prominent food safety and quality control certifications.

Strong and Stable Cash Flow Generation. We have a proven long-term financial track record, with over 30 years of uninterrupted year-over-year revenue growth (through organic growth and acquisitions). Our financial performance is attributable to diversified product, channel and geographic revenue streams, long-standing key customer relationships in excess of 15 years on average, and the stable demand for VMHS products, as evidenced by VMHS industry domestic growth of at least 3.0% for each of the last ten years.

We drive significant free cash flow generation through strong EBITDA margins and operating leverage. For the twelve-month period ended June 30, 2012, we generated $252 million of net cash from operating activities. Since the beginning of fiscal 2008 through June 30, 2012, we generated $1.1 billion in cumulative net cash from operating activities. Our ability to generate strong and consistent free cash flow has historically enabled us to invest in our operations, reduce our debt and opportunistically pursue attractive organic and external growth opportunities.

Experienced Management Team & Strong Equity Sponsorship. We have an experienced management team led by CEO, Jeff Nagel, and CFO, Mike Collins, who have more than 50 years of combined experience.

Our Strategy

We continuously evaluate strategies to drive revenues and cash flows at each of our operating segments by building on our leading market positions and strong customer relationships.

Increase Sales from Existing and New Customers

We expect to continue to drive organic growth through incremental shelf space with existing customers, new customer additions and the continued strong momentum of our branded products. Our ability to supply both branded and private label products across all price points allows retailers to source a majority of their VMHS products from one supplier.

New Product Introductions

We have been among the first in the industry to introduce innovative products in response to new research and clinical studies, media attention and consumer preferences. Given our presence in multiple distribution channels, we are well-positioned to identify trends and demand for new products, and we have the manufacturing scale, expertise and supplier relationships to respond rapidly and bring new products to market. During the twelve-month period ended June 30, 2012, we introduced over 110 new products.

Further Penetrate International Markets

Our products are currently marketed and sold in approximately 80 countries. However, only $1,119 million (or 37%) of NBTY’s sales in the twelve-month period ended June 30, 2012 were sold to customers outside the United States, of which $693 million was to customers located in the United Kingdom. We plan to capitalize on our industry-leading manufacturing and distribution capabilities to drive incremental international sales, particularly in emerging markets such as those in Asia and Central and South America, which are characterized by a rising middle-class, high rates of nutritional deficiencies and a strong demand for high-quality VMHS products from U.S. based manufacturers. In addition, we plan to concentrate on Western European markets, where there is a demand for VMHS products, by leveraging our current distribution structure.

Drive Growth and Profitability in Retail Operations

We will continue to focus on positioning our retail operations for growth and profitability through various strategies, including a pricing strategy that focuses on value, optimization of our store base, expansion of our customer loyalty programs, a new store format and focusing on development of our associates. We continue to strengthen our position as a customer-centric specialty retailer through our associate development initiatives which provide associates at all levels with resources to enhance customer service and sales skills, to improve product knowledge and to provide a clear path for career growth. Vitamin World store performance has demonstrated the favorable impact of these initiatives.

We also have implemented several successful initiatives in our European Retail operations. We are focused on maximizing multi-channel business and driving increased customer traffic by modifying our promotional pricing strategy, increasing our focus on associate training, and developing loyalty and customer relationship management programs.

Free Cash Flow Generation

We expect our strong and stable cash flows to be driven by continued top-line growth and targeted initiatives for ongoing improvement in our manufacturing and supply chain operations, as well as improvements in working capital efficiency.

Enhance Manufacturing Efficiencies

We expect to continue to focus on reducing costs and improving efficiency in our manufacturing operations and driving supply chain strategies to maintain our leadership in low-cost manufacturing. In May 2010, we purchased a softgel plant in China, which added 1.2 billion softgels to our annual production capacity, to address international growth opportunities and strengthen our low-cost manufacturing position.

Disciplined Acquisition Strategy

Since 1986, we have acquired and successfully integrated more than 30 companies, expanding our brands, geographic presence, distribution channels and product offerings. In the fragmented, global VMHS industry, there remains a robust pool of acquisition opportunities across channels and geographies. We expect to continue to take a disciplined approach to acquisitions and will capitalize on our strong track record of integrating acquisitions and realizing synergies to address complementary business opportunities.

Risks Relating to Our Business

Unfavorable publicity or consumer perception of our products and any similar products distributed by other companies could have a material adverse effect on our business.

We believe the nutritional supplement market is highly dependent upon consumer perception regarding the safety, efficacy and quality of nutritional supplements generally, as well as of products distributed specifically by us. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention and other publicity regarding the consumption of nutritional supplements. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the nutritional supplement market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for our products and our business, results of operations, financial condition and cash flows. Our dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on us, the demand for our products, and our business, results of operations, financial condition and cash flows. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of nutritional supplements in general, or our products specifically, or associating the consumption of nutritional supplements with illness, could have such a material adverse effect. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed.

Our success is linked to the size and growth rate of the vitamin, mineral and supplement market and an adverse change in the size or growth rate of that market could have a material adverse effect on us.

An adverse change in size or growth rate of the vitamin, mineral and supplement market could have a material adverse effect on us. Underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond our control, including media attention and scientific research, which may be positive or negative.

Our ability to obtain additional capital on commercially reasonable terms may be limited or non-existent.

Although we believe our cash, cash equivalents and short-term investments, as well as future cash from operations and availability under NBTY’s revolving credit facility, provide adequate resources to fund ongoing operating requirements for the foreseeable future, we may need to seek additional financing to compete effectively.

If we are unable to obtain capital or obtain capital on commercially reasonable terms, it could:

•                  reduce funds available to us for purposes such as working capital, capital expenditures, research and development, strategic acquisitions and other general corporate purposes;

•                  restrict our ability to introduce new services or products or exploit business opportunities;

•                  increase our vulnerability to economic downturns and competitive pressures in the markets in which we operate; and

•                  place us at a competitive disadvantage.

Difficult and volatile conditions in the capital, credit and commodities markets and in the overall economy could materially adversely affect our financial position, results of operations and cash flows, and we do not know if these conditions will improve in the near future.

Our financial position, results of operations and cash flows could be materially adversely affected by continuation of the difficult conditions and significant volatility in the capital, credit and commodities markets and in the overall economy. These factors, combined with low levels of business and consumer confidence and increased unemployment, have precipitated a slow recovery from the global recession and concern about a return to recessionary conditions. The difficult conditions in these markets and the overall economy affect our business in a number of ways. For example:

•                  under difficult market conditions there can be no assurance that borrowings under NBTY’s revolving credit facility would be available or sufficient, and in such a case, we may not be able to successfully obtain additional financing on reasonable terms, or at all;

•                  in order to respond to market conditions, we may need to seek waivers of various provisions in NBTY’s senior secured credit facilities, and we might not be able to obtain such waivers on reasonable terms, if at all; and

•                  market conditions could result in our key customers experiencing financial difficulties and/or electing to limit spending because many consumers consider the purchase of our products discretionary, which in turn could result in decreased sales and earnings for us.

We do not know if market conditions or the state of the overall economy will improve in the near future.

Because a substantial majority of our sales are to or through retail stores, we are dependent to a large degree upon the success of this channel as well as the success of specific retailers in the channel.

Approximately 63% of NBTY’s sales for the twelve-month period ended June 30, 2012 were in the United States. In this market, we sell our products primarily to or through our and third-party retail stores. Because of this, we are dependent to a large degree upon the growth and success of that channel as well as the growth and success of specific retailers in the channel, which are outside our control. There can be no assurance that the retail channel will be able to grow as it faces price and service pressure from other channels.

One of our customers accounted for 14% of our consolidated net sales during the twelve-month period ended June 30, 2012 and the loss of this customer, or any of our other major customers, could have a material adverse effect on our results of operations.

During the twelve-month period ended June 30, 2012, Wal-Mart, individually, accounted for 23% of NBTY’s Wholesale segment’s net sales and 14% of NBTY’s consolidated net sales. As of June 30, 2012, Wal-Mart, individually, accounted for 16% of NBTY’s Wholesale segment’s total gross accounts receivable. Additionally, for the same time period, our other top three wholesale customers collectively accounted for approximately 26%, of NBTY’s Wholesale segment’s net sales and 15% of NBTY’s consolidated net sales. We do not have a long-term contract with Wal-Mart or any other major customer, and the loss of this customer or any other major customer could have a material adverse affect on our results of operations. In addition, our results of operations and ability to service our debt obligations would be impacted negatively to the extent Wal-Mart is unable to make payments to us, or does not make timely payments on outstanding accounts receivables.

Complying with new and existing government regulation, both in the United States and abroad, could increase our costs significantly, reduce our growth prospects and adversely affect our financial results.

The processing, formulation, manufacturing, packaging, labeling, advertising, distribution and sale of our products are subject to regulation by several U.S. federal agencies, including the FDA, the FTC, the CBP, the USPS, the CPSC, the Department of Agriculture, OSHA and the EPA, as well as various state, local and international laws and agencies of the localities in which our products are sold, including Health Canada and the Competition Bureau in Canada, the Food Standards Agency (“FSA”) and the Department of Health in the United Kingdom and similar regulators in Ireland, the Netherlands, the EU and China. Government regulations may prevent or delay the introduction, or require the reformulation or relabeling, of our products. Some agencies, such as the FDA, could require us to remove a particular product from the market, delay or prevent the import of raw materials for the manufacture of our products, or otherwise disrupt the marketing of our products. Any such government actions would result in additional costs to us, including lost revenues from any additional products that we are required to remove from the market, which could be material. Any such government actions also could lead to liability, substantial costs and reduced growth prospects. In addition, complying with the AER Act, GMPs and other legislation may impose additional costs on us, which could become significant. Moreover, there can be no assurance that new laws or regulations imposing more stringent regulatory requirements on the dietary supplement industry will not be enacted or issued or that certain agencies will not enforce the existing laws or regulations more strictly. We currently are subject to FTC consent decrees and a USPS consent order, prohibiting certain advertising claims for certain of our products. We also are subject to consent judgments under Proposition 65. A determination that we have violated these obligations could result in substantial monetary penalties, which could have a material adverse effect on our business, results of operations, financial condition and cash flows. In addition, we could incur costs as a result of violations of or liabilities hereunder, environmental laws and regulations, or to maintain compliance with such environmental laws, regulations or permit requirements.

Additional or more stringent regulations and enforcement of dietary supplements and other products have been considered from time to time in the United States and globally. These developments could require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, adverse event reporting or other new requirements. These developments also could increase our costs significantly.

In Europe, we anticipate the enactment of legislation that could significantly impact the formulation and marketing of our products. For example, in accordance with the Supplements Directive, maximum permitted content levels for vitamin and mineral supplements are expected to be enacted but have not yet been announced. European legislation regulating food supplements other than vitamins and minerals also is expected to be introduced. The introduction of this anticipated legislation could require us to reformulate our existing products to meet the new standards and, in some cases, may lead to some products being discontinued.

The Nutrition and Health Claims Regulation implemented in July 2007 controls the types of claims that can be made for foodstuffs (including supplements) in Europe, and the criteria a product must meet for the claims to be made. Except in relation to botanical products, after December 14, 2012, only certain permitted health claims can be made for foodstuffs, and this may impact our sales of those products in Europe. In addition, we anticipate that it will entail some products being relabeled at an additional cost to meet the implementation date.

In addition, the General Product Safety Directive governing product safety came into force in Europe at the beginning of 2004. This legislation requires manufacturers to notify regulators as soon as they know that a product is unsafe and gives regulators in each EU member state the power to order a product recall and, if necessary, instigate the product recall themselves. A recall of any of our products in Europe could have a material adverse effect on our business, results of operations, financial condition and cash flows.

In Canada the federal government has undertaken an initiative to develop a new framework for drug licensing. The current system of drug regulation in Canada focuses on pre-market activities and licensing is point-in-time, not continuous, subject to the licensee performing its obligations with respect to advertising restrictions, quality of product and adverse reaction reporting. A progressive licensing regime would entail a life-cycle approach to the regulation of drugs and could involve earlier consultation with industry before drug submissions, the requirement for licensees to provide and for Health Canada to review pharmacovigilance (adverse reaction reporting) and risk management plans, and re-evaluation by Health Canada of drug information after a period of initial marketing. Health Canada has completed the consultation process with external stakeholders and is moving towards the development of a progressive licensing framework document. The implementation of a new regulatory framework could have a significant impact on our Canadian operations. There is no indication of when, or if, such new regulatory regime will be implemented.

In China, the Food Safety Law, which replaced prior regulations, came into force on June 1, 2009. This legislation requires all imported food to comply with applicable national food safety standards and subjects it to inspection by AQSIQ. Where there are no national food safety standards for some imported food, the MOH approval must be obtained before applying for the inspection; otherwise the food in question cannot be imported into China. The revision of the national food safety standards by the MOH and other government agencies is in progress and various new and updated standards are expected to be promulgated and implemented by the end of 2015 The introduction of these new food safety standards may require us to reformulate our existing products to meet the new standards and in some cases, may lead to some products being discontinued.

The Food Safety Law also requires overseas food manufacturers to register with AQSIQ or its local counterparts, which must establish records of the credit standing of importers, exporters and manufacturers of imported goods. The imported foods, importers, exporters or manufacturers with unsatisfactory records are subject to stricter inspection or even suspension of their import business. Any restriction or suspension of import of any of our products into China could have a material adverse effect on our business, results of operations, financial condition and cash flows.

The Food Safety Law provides for strict regulation and supervision over food claimed to have particular effects on human health, namely “health food,” which is mainly subject to the regulation by the SFDA. To the extent AQSIQ or SFDA determines some of our products fall into this category, the manufacture, exportation, importation and sale of such products could be subject to the more complicated registration and licensing requirements, and stricter inspection by SFDA and AQSIQ.

AQSIQ promulgated the Imported and Exported Food Safety Regulatory Measures on July 22, 2011, which provides for detailed safety and inspection requirements applicable to imported and exported food. These regulations become effective on March 1, 2012 and require us to go through complicated procedures for importing and exporting our products into and from China. In compliance with these regulations, we are in the process of applying for registration of certain of our products as “health food” to meet applicable requirements for manufacture and export of such products. If we fail to obtain required registration on time when our current export license expires, our ability to continue exporting these products from China could be adversely affected, which in turn could have a material adverse effect on our business, financial condition, results of operations and cash flows.

See “Business—Government Regulation” for more information about the regulatory environment in which we conduct our business.

We may incur material product liability claims, which could increase our costs and adversely affect our reputation, revenues and operating income.

As a retailer, marketer and manufacturer of products designed for human and animal consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. Our products consist of vitamins, minerals, herbs and other ingredients that are classified as foods, dietary supplements, or NHPs, and, in most cases, are not necessarily subject to pre-market regulatory approval in the United States. One of our Canadian subsidiaries also manufactures and sells non-prescription medications such as headache and cold remedies and contract manufactures some prescription medications. Some of our products contain innovative ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. In addition, some of the products we sell are produced by third-party manufacturers. As a marketer of products manufactured by third parties, we also may be liable for various product liability claims for products we do not manufacture. We have been in the past, and may be in the future, subject to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. A product liability claim against us could result in increased costs and could adversely affect our reputation with our customers, which, in turn, could have a material adverse effect on our business, results of operations, financial condition and cash flows. See “Business—Legal Proceedings,” for additional information.

If we experience product recalls, we may incur significant and unexpected costs, and our business reputation could be adversely affected.

We may be exposed to product recalls and adverse public relations if our products are alleged to cause injury or illness, or if we are alleged to have violated governmental regulations. A product recall could result in substantial and unexpected expenditures, which would reduce operating profit and cash flow. In addition, a product recall may require significant management attention. Product recalls may hurt the value of our brands and lead to decreased demand for our products. Product recalls also may lead to increased scrutiny by federal, state or international regulatory agencies of our operations and increased litigation and could have a material adverse effect on our business, results of operations, financial condition and cash flows. See “—Complying with new and existing government regulation, both in the United States and abroad, could increase our costs significantly, reduce our growth prospects and adversely affect our financial results” and other risks summarized in this offering memorandum.

Insurance coverage, even where available, may not be sufficient to cover losses we may incur.

Our business exposes us to the risk of liabilities arising from our operations. For example, we may be liable for claims brought by users of our products or by employees, customers or other third parties for personal injury or property damage occurring in the course of our operations. We seek to minimize these risks through various insurance contracts from third-party insurance carriers. However, our insurance coverage is subject to large individual claim deductibles, individual claim and aggregate policy limits, and other terms and conditions. We retain an insurance risk for the deductible portion of each claim and for any gaps in insurance coverage. We do not view insurance, by itself, as a material mitigant to these business risks.

We cannot assure you that our insurance will be sufficient to cover our losses. Any losses that insurance does not substantially cover could have a material adverse effect on our business, results of operations, financial condition and cash flows.

The insurance industry has become more selective in offering some types of coverage and we may not be able to obtain insurance coverage in the future.

The insurance industry has become more selective in offering some types of insurance, such as product liability, product recall, property and directors’ and officers’ liability insurance. Our current insurance program is consistent with both our past level of coverage and our risk management policies. However, we cannot assure you that we will be able to obtain comparable insurance coverage on favorable terms, or at all, in the future.

International markets expose us to certain risks.

As of June 30, 2012, we operated over 1,140 retail stores outside of the United States, including 189 Julian Graves stores, which have subsequently been placed into UK Administration and were closed, and 80 Le Naturiste stores, which have been recently sold. In addition, we had significant wholesale sales outside of the United States. For the twelve-month period ended June 30, 2012, international sales represented approximately 37% of NBTY’s net sales. These international operations expose us to certain risks, including:

•                  local economic conditions;

•                  inflation;

•                  changes in or interpretations of foreign regulations that may limit our ability to sell certain products or repatriate profits or capital to the United States;

•                  exposure to currency fluctuations;

•                  potential imposition of trade or foreign exchange restrictions or increased tariffs;

•                  changes and limits in export and import controls;

•                  difficulty in collecting international accounts receivable;

•                  difficulty in staffing, developing and managing foreign operations;

•                  potentially longer payment cycles;

•                  difficulties in enforcement of contractual obligations and intellectual property rights;

•                  renegotiation or modification of various agreements;

•                  national and regional labor strikes;

•                  increased costs in maintaining international manufacturing and marketing efforts;

•                  quarantines for products or ingredients, or restricted mobility of key personnel due to disease outbreaks;

•                  government regulations and laws;

•                  geographic time zone, language and cultural differences between personnel in different areas of the world;

•                  political instability;

•                  trademarks availability and registration issues;

•                  changes in exchange rates;

•                  changes in taxation; and

•                  wars and other hostilities.

As we continue to expand our international operations, these and other risks associated with international operations are likely to increase. These risks, if they occur, could have a material adverse effect on our business and results of operations.

Our international operations require us to comply with anti-corruption laws and regulations of the U.S. government and various international jurisdictions in which we do business.

Doing business on a worldwide basis requires us and our subsidiaries to comply with the laws and regulations of the U.S. government and various international jurisdictions, and our failure to successfully comply with these rules and regulations may expose us to liabilities. These laws and regulations apply to companies, individual directors, officers, employees and agents, and may restrict our operations, trade practices, investment decisions and partnering activities. In particular, our international operations are subject to U.S. and foreign anti-corruption laws and regulations, such as the Foreign Corrupt Practices Act (“FCPA”) and the U.K. Bribery Act (“UKBA”). The FCPA prohibits us from providing anything of value to foreign officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment, and requires us to maintain adequate record-keeping and internal accounting practices to accurately reflect our transactions. As part of our business, we may deal with state-owned business enterprises, the employees and representatives of which may be considered foreign officials for purposes of the FCPA and UKBA. In addition, some of the international locations in which we operate lack a developed legal system and have elevated levels of corruption. As a result of the above activities, we are exposed to the risk of violating anti-corruption laws. Violations of these legal requirements are punishable by criminal fines and imprisonment, civil penalties, disgorgement of profits, injunctions, debarment from government contracts as well as other remedial measures. We have established policies and procedures designed to assist us and our personnel in complying with applicable U.S. and international laws and regulations.

However, there can be no assurance that our policies and procedures will effectively prevent us from violating these regulations in every transaction in which we may engage, and such a violation could adversely affect our reputation, business, financial condition and results of operations.

We may not be successful in expanding globally.

We may experience difficulty entering new international markets due to regulatory barriers, the necessity of adapting to new regulatory systems, and problems related to entering new markets with different cultural bases and political systems. These difficulties may prevent, or significantly increase the cost of, our international expansion.

We may be exposed to legal proceedings initiated by regulators in the United States or abroad that could increase our costs and adversely affect our reputation, revenues and operating income.

In all jurisdictions in which we operate, non-compliance with relevant legislation can result in regulators bringing administrative, or, in some cases, criminal proceedings. In the United States, the FTC has considered bringing actions against us in the past. In the United Kingdom, it is common for regulators to prosecute retailers and manufacturers for non-compliance with legislation governing foodstuffs and medicines. Our failure to comply with applicable legislation could occur from time to time, and prosecution for any such violations could have a material adverse effect on our business, results of operations, financial condition and cash flows. See “Business—Government Regulation” for additional information.

We may not be successful in our future acquisition endeavors, if any, which may have an adverse effect on our business and results of operations.

Historically, we have engaged in substantial acquisition activity. We may be unable to identify suitable targets, opportunistic or otherwise, for acquisition in the future. If we identify a suitable acquisition candidate, our ability to successfully implement the acquisition will depend on a variety of factors, including our ability to obtain financing on acceptable terms and to comply with the restrictions contained in our debt agreements. Historical instability in the financial markets indicates that obtaining future financing to fund acquisitions may present significant challenges. If we need to obtain our lenders’ consent to an acquisition, they may condition their consent on our compliance with additional restrictive covenants that may limit our operating flexibility. Acquisitions involve risks, including:

•                  significant expenditures of cash;

•                  the risk that acquired businesses may not perform in accordance with expectations;

•                  risks associated with integrating the operations, financial reporting, disparate technologies and personnel of acquired companies;

•                  managing geographically dispersed operations;

•                  diversion of management’s attention from other business concerns;

•                  the inherent risks in entering markets or lines of business in which we have either limited or no direct experience;

•                  the potential loss of key employees, customers and strategic partners of acquired companies;

•                  incurrence of liabilities and claims arising out of acquired businesses;

•                  inability to obtain financing; and

•                  incurrence of indebtedness or issuance of additional stock.

We may not integrate any businesses or technologies we acquire in the future successfully and may not achieve anticipated operating efficiencies and effective coordination of sales and marketing as well as revenue and cost benefits. Acquisitions may be expensive, time consuming and may strain our resources. Acquisitions may impact our results of operations negatively as a result of, among other things, the incurrence of debt.

We are dependent on our executive officers and other key personnel, and we may not be able to pursue our current business strategy effectively if we lose them.

Our continued success will depend largely on the efforts and abilities of our executive officers and certain other key employees. For additional information about these individuals, see “Management” elsewhere in this offering memorandum. Our ability to manage our operations and meet our business objectives could be affected adversely if, for any reason, we are unable to recruit and retain executive talent.

We are dependent on certain third-party suppliers.

We purchase from third-party suppliers certain important ingredients and raw materials. The principal raw materials required in our operations are vitamins, minerals, herbs, gelatin and packaging components. We purchase the majority of our vitamins, minerals and herbal raw materials from manufacturers and distributors in Asia, Europe, North America and South America. Real or perceived quality control problems with raw materials outsourced from certain regions could negatively impact consumer confidence in our products, or expose us to liability. In addition, although raw materials are available from numerous sources, an unexpected interruption of supply or material increases in the price of raw materials, for any reason, such as changes in economic and political conditions, tariffs, trade disputes, regulatory requirements, import restrictions, loss of certifications, power interruptions, fires, hurricanes, drought or other climate-related events, war or other events, could have a material adverse effect on our business, results of operations, financial condition and cash flows. Also, currency fluctuations, including the decline in the value of the U.S. dollar, could result in higher costs for raw materials purchased abroad. In addition, we rely on outside printing services and availability of paper stock in our printed catalog operations.

We rely on our manufacturing operations to produce the vast majority of the nutritional supplements that we sell, and disruptions in our manufacturing system or losses of manufacturing certifications could affect our results of operations adversely.

During the twelve-month period ended June 30, 2012, we manufactured approximately 90% of the nutritional supplements that we sold. We currently have manufacturing facilities in Arizona, California, Florida, New Jersey, New York and North Carolina in the United States, and in Canada, the United Kingdom and China. All our domestic manufacturing operations and foreign operations manufacturing products for sale to the U.S. are subject to GMPs promulgated by the FDA and other applicable regulatory standards, including in the areas of environmental protection and worker health and safety. We are subject to similar regulations and standards in Canada, the United Kingdom and China. Any significant disruption in our operations at any of these facilities, including any disruption due to any regulatory requirement, could affect our ability to respond quickly to changes in consumer demand and could have a material adverse effect on our business, results of operations, financial condition and cash flows. Additionally, we may be exposed to risks relating to the transfer of work between facilities or risks associated with opening new facilities that may cause a disruption in our operations. There have been a number of well publicized incidents of tainted food and drugs manufactured in China in the past few years. Although we have implemented GMPs in our China plant, there can be no assurance that products manufactured in China, or in our other plants around the world, will not be contaminated or otherwise fail to meet our quality standards. Any such contamination or other quality failures could result in costly recalls, litigation, regulatory actions or damage to our reputation, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We operate in a highly competitive industry, and our failure to compete effectively could affect our market share, financial condition and growth prospects adversely.

The VMHS industry is a large and growing industry and is highly fragmented in terms of both geographical market coverage and product categories. The market for vitamins and other nutritional supplements is highly competitive in all our channels of distribution. We compete with companies that may have broader product lines or larger sales volumes, or both, than we do, and our products compete with nationally advertised brand name products. Several of the national brand companies have resources greater than ours. Numerous companies compete with us in the development, manufacture and marketing of vitamins and nutritional supplements worldwide. In addition, our North American and European retail stores compete with specialty vitamin stores, health food stores and other retail stores worldwide. With respect to mail order sales, we compete with a large number of smaller mail order and internet companies, some of which manufacture their own products and some of which sell products manufactured by others. The market is highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. We also may face competition from low-cost entrants to the industry, including from international markets. Increased competition from companies that distribute through the wholesale channel, especially the private label market, could have a material adverse effect on our business, results of operations, financial condition and cash flows as these competitors may have greater financial and other resources available to them and possess extensive manufacturing, distribution and marketing capabilities far greater than ours.

We may not be able to compete effectively in some or all our markets, and our attempt to do so may require us to reduce our prices, which may result in lower margins. Failure to compete effectively could have a material adverse effect on our market share, business, results of operations, financial condition, cash flows and growth prospects. See “Business—Competition; Customers.”

Our failure to appropriately respond to changing consumer preferences and demand for new products and services could harm our customer relationships and product sales significantly.

The nutritional supplement industry is characterized by rapid and frequent changes in demand for products and new product introductions. Our failure to accurately predict these trends could negatively impact consumer opinion of us as a source for the latest products, which, in turn, could harm our customer relationships and cause decreases in our net sales. The success of our new product offerings depends upon a number of factors, including our ability to:

•                  accurately anticipate customer needs;

•                  innovate and develop new products;

•                  successfully commercialize new products in a timely manner;

•                  price our products competitively;

•                  manufacture and deliver our products in sufficient volumes and in a timely manner; and

•                  differentiate our product offerings from those of our competitors.

In addition, we are subject to the risk of a potential shift in customer demand towards more private label products, which could have an adverse effect on our profitability. If any new products fail to gain market acceptance, are restricted by regulatory requirements or have quality problems, this would harm our results of operations. If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our products could be rendered obsolete, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We are subject to acts of God, war, sabotage and terrorism risk.

Acts of God, war, sabotage and terrorist attacks or any similar risk may affect our operations in unpredictable ways, including disruptions of the shopping and commercial behavior of our customers, changes in the insurance markets and disruptions of fuel supplies and markets.

We may be subject to work stoppages at our facilities, which could negatively impact the profitability of our business.

As of June 30, 2012, we had approximately 14,584 employees. As of June 30, 2012, CAW Local 468, Retail Wholesale Canada Division represented approximately 277 of our associates in Canada under an agreement that expired in October 2012. The CAW reached a new three-year collective agreement on September 30, 2012. If our employees were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations, which could interfere with our ability to deliver products on a timely basis and could have other negative effects, such as decreased productivity and increased labor costs. Any interruption in the delivery of our products could reduce demand for our products and could have a material adverse effect on us.

We may be affected adversely by increased raw material, utility and fuel costs.

Inflation and other factors affect the cost of raw materials, goods and services we use. Increased raw material and other costs may adversely affect our results of operations to the extent we are unable to pass these costs through to our customers or to benefit from offsetting cost reductions in the manufacture and distribution of our products. Furthermore, increasing fuel costs may affect our results of operations adversely in that consumer traffic to our retail locations may be reduced and the costs of our sales may increase as we incur fuel costs in connection with our manufacturing operations and the transportation of goods from our warehouse and distribution facilities to stores or Direct Response/ E-Commerce customers. Also, high oil costs can affect the cost of our raw materials and components and the competitive environment in which we operate may limit our ability to recover higher costs resulting from rising fuel prices.

Our profits may be affected negatively by currency exchange rate fluctuations.

Our assets, earnings and cash flows are influenced by currency fluctuations due to the geographic diversity of our sales and the countries in which we operate. These fluctuations may have a significant impact on our financial results. For the twelve-month period ended June 30, 2012, 32% of NBTY’s sales were denominated in a currency other than the U.S. dollar, and as of June 30, 2012, 26% of NBTY’s assets and 3% of NBTY’s total liabilities were denominated in a currency other than the U.S. dollar. In December 2010, we entered into various cross currency swap transactions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Quantitative and Qualitative Disclosures About Market Risk.”

Our success is dependent on the accuracy, reliability, and proper use of sophisticated and dependable information processing systems and management information technology and any interruption in these systems could have a material adverse effect on our business, financial condition, and results of operations.

Our success is dependent on the accuracy, reliability, and proper use of sophisticated and dependable information processing systems and management information technology. Our information technology systems are designed and selected to facilitate order entry and customer billing, maintain customer records, accurately track purchases and incentive payments, manage accounting, finance and manufacturing operations, generate reports, and provide customer service and technical support.  Any interruption in these systems or any interruption associated with the transition of these systems to a new information technology platform could have a material adverse effect on our business, financial condition, and results of operations.

System interruptions or security breaches may affect sales.

Customer access to, and ability to use, our websites affect our Direct Response/E-Commerce sales. If we are unable to maintain and continually enhance the efficiency of our systems, we could experience system interruptions or delays that could affect our operating results negatively. In addition, we could be liable for breaches of security on our websites, loss or misuse of our customers’ personal information or payment data. Although we have developed systems and processes that are designed to protect consumer information and prevent fraudulent credit card transactions and other security breaches, failure to prevent or mitigate such fraud or breaches may affect our operating results negatively.

We must successfully maintain and/or upgrade our information technology systems, and our failure to do so could have a material adverse effect on our business, financial condition or results of operations.

We rely on various information technology systems to manage our operations. Recently we have implemented and we continue to implement modifications and upgrades to such systems and acquiring new systems with new functionality. These types of activities subject us to inherent costs and risks associated with replacing and changing these systems, including impairment of our ability to fulfill customer orders, potential disruption of our internal control structure, substantial capital expenditures, additional administration and operating expenses, retention of sufficiently skilled personnel to implement and operate the new systems, demands on management time and other risks and costs of delays or difficulties in transitioning to or integrating new systems into our current systems. These implementations, modifications and upgrades may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. In addition, the difficulties with implementing new technology systems may cause disruptions in our business operations and have a material adverse effect on our business, financial condition or results of operations.

Our inability to protect our intellectual property rights could adversely affect our business.

Despite our efforts, we may not be able to determine the extent of unauthorized use of our trademarks and patents. In any case, such efforts are difficult, expensive, and time-consuming, and there can be no assurance that infringing goods could not be manufactured without our knowledge and consent. Many of our products are not subject to patent protection, and thus they can be legally reverse-engineered by competitors. Moreover, even with respect to some of our products that are covered by patents, such as Ester-C® products, there are numerous similar yet non-infringing supplement products in the marketplace, and this negatively affects sales we might otherwise make. Our patents, or certain claims made in such patents, could be found to be invalid or unenforceable. From time to time we face opposition to our applications to register trademarks, and we may not ultimately be successful in our attempts to register certain trademarks. Further, there can be no assurance that in those foreign jurisdictions in which we conduct business the trademark and patent protection available to us will be as extensive as the protection available to us in the United States.

Intellectual property litigation and infringement claims against us could cause us to incur significant expenses or prevent us from manufacturing, selling or marketing our products, which could adversely affect our revenues and market share.

We may be subject to intellectual property litigation and infringement claims, which could cause us to incur significant expenses or prevent us from manufacturing, selling or marketing our products in various jurisdictions. Claims of intellectual property infringement also may require us to enter into costly royalty or license agreements. However, we may be unable to obtain royalty or license agreements on terms acceptable to us or at all. Claims that our technology or products infringe on intellectual property rights of others could be costly to defend or settle, could cause reputational injury and would divert the attention of management and key personnel, which in turn could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We are party to a number of lawsuits that arise in the ordinary course of business and may become party to others in the future.

We are party to a number of lawsuits (including product liability, false advertising, intellectual property and Proposition 65 claims) that arise in the ordinary course of business and may become party to others in the future. The possibility of such litigation, and its timing, is in large part outside our control. While none of the current lawsuits arising in the ordinary course of business in which we are involved are reasonably estimable to be material as of the date hereof, it is possible that future litigation could arise, or developments could occur in existing litigation, that could have material adverse effects on us.

Failure to maintain effective internal control over financial reporting could have a material adverse effect on our business and operating results.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports. If we cannot provide reliable financial reports, our business and operating results could be harmed. The Sarbanes-Oxley Act of 2002, as well as related rules and regulations implemented by the SEC, have required changes in the corporate governance practices and financial reporting standards for public companies. These laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, have increased our legal and financial compliance costs and made many activities more time-consuming and more burdensome. The costs of compliance with these laws, rules and regulations may adversely affect our financial results. Moreover, we run the risk of non-compliance, which could adversely affect our financial condition or results of operations.

In the past we have discovered, and in the future we may discover, areas of our internal control over financial reporting that need improvement. We have devoted significant resources to remediate any deficiencies we discovered and to improve our internal control over financial reporting. Based upon management’s assessment of the effectiveness of our internal control over financial reporting as of September 30, 2011, management concluded that our internal control over financial reporting was effective as of that date. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Ineffective internal control over financial reporting could also cause investors to lose confidence in our reported financial information.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by NBTY, Inc., dated October 11, 2012.

This Form 8-K and the attached Exhibit are furnished to comply with Item 7.01 and Item 9.01 of Form 8-K. Neither this Form 8-K nor the attached Exhibit are to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Form 8-K nor the attached Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 (except as shall be expressly set forth by specific reference in such filing).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2012

NBTY, Inc.

	By:	/s/ Michael Collins
Michael Collins
Chief Financial Officer